Exhibit 6.9

LEASE SUMMARY SHEET

LANDLORD:
Name:	ST RXR Investments, LLC
Notice Address: Telephone: Telecopy: TENANT:
Name(s):	LMP MOTORS.COM, LLC
Notice Address:	601 N STATE RD 7 PLANTATION, FL 33317

Telephone:

Telecopy:

With a copy to:	Runyan Law Firm, PA c/o Tom Runyan, Esq.
Notice Address:	707 NE 3rd Avenue, Suite 300 Fort Lauderdale, FL 33304 tom@runyanlawfirm.com T: 954-561-9466

PREMISES: The Premises are known as 601 N STATE RD 7 PLANTATION FL 33317 Florida and the “Parcel of Land” with Parcel ID 5041 01 34 0010 located in Broward County, Florida is also known as the Premises.

TERM: A Five (5) year Lease commencing March 1, 2018. Provided that Tenant is not in Default of this Lease within 120 days of expiration of the First Term, Tenant shall have one (5) year option to renew, as further described within the Lease. Rent shall increase each year on the 1st day of March by THREE PERCENT (3%) over the previous year for the Term and the Option Term hereunder.

FIXED MINIMUM RENT: Rent shall be $28,500.00. This is a Triple NET (NET NET NET) Lease. The Fixed Minimum Rent shall increase on March 1st of each year by 3% over the previous year during the Term and/or Option Term.

OTHER SUMS PAYABLE. This is a Triple NET lease, which includes, but is not limited to all Utilities, Property Taxes, Insurances, Maintenance and Upkeep for the Premises.

PERMITTED USE: An automotive sales store including auto and truck trades, or any other use permitted by law.

Landlord’s Initials: ST / Tenant’s Initials: ST

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TRIPLE NET LEASE AGREEMENT

THIS LEASE is made this 1st day of February, 2018 by and between ST RXR Investments, LLC, a Delaware limited liability company (“Landlord”), and LMP Motors.com, LLC a Delaware limited liability corporation (“Tenant”).

ARTICLE I - PREMISES

Section 1.1 PREMISES. The “Premises,” as used herein, shall mean the Premises described on the Lease Summary Sheet. Landlord, for and in consideration of the rents, covenants, agreements, and conditions hereinafter set forth, reserved and contained to be paid, kept, observed and performed by Tenant, does hereby demise and lease the Premises unto Tenant, and Tenant hereby takes and rents the Premises from Landlord upon the terms and conditions hereinafter set forth.

ARTICLE II - TERM

Section 2.1 TERM. Tenant shall have and hold the Premises for a period of five years, commencing AS STATED ON THE LEASE SUMMARY SHEET (“Commencement Date”), and expiring at the end of five (5) years or upon the extension of the Option as further described below in Section 2.3, unless sooner terminated by the Landlord or Tenant with 30 days’ notice or unless sooner terminated under the conditions of this Lease Agreement (“Lease Term”). The lease is a triple net (NET NET NET) lease.

Section 2.2 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or termination of the term hereof, without the execution of a new lease, Tenant shall be a tenant at will, and Landlord shall have no obligation to notify Tenant of any termination of Tenant’s possession. Commencing on the date following the date of such expiration or termination, the Fixed Minimum Rent shall, for each month or fraction thereof that Tenant so remains in possession, be twice the Fixed Minimum Rent in effect at the expiration or termination of this Lease, subject to all the other terms and provisions of this Lease. Tenant shall indemnify and hold Landlord harmless from all loss or liability, including any claim made by any successor tenant founded upon Tenant’s failure to surrender the Premises on a timely basis.

Section 2.3 OPTION. Provided that Tenant is not in Default within 120 days of the expiration of the First Term hereunder, then Tenant may give notice to Landlord in writing no less than 90 days prior to the end of the First Term that it intends to exercise the Option for a second Five (5) year term “Option Term”. Should Landlord determine that Tenant is in Default under the First Term, then Landlord shall within 10 business days of receipt of written notice from Tenant of its intent to exercise the Option, shall send to Tenant a written denial of the Option Term. Once the Option Term commences, the Rent shall increase each year by 3% over the previous year’s rent.

ARTICLE III - RENT & SECURITY DEPOSIT

Section 3.1 RENT. “Rent” shall include Fixed Minimum Rent and Additional Rent as set forth and defined in this Lease Agreement and is to be paid without demand to Landlord at the following address 300 South Pointe Dr., Apt 4003, Miami Beach, FL 33130 or at such other place and/or person as Landlord may designate in writing.

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 3.2 FIXED MINIMUM RENT. Tenant shall pay to Landlord, without deduction, setoff or demand, as “Fixed Minimum Rent” for the Premises, as set forth in the Lease Summary Sheet, plus applicable Florida state sales tax, excise and/or use tax, due and payable on or before the first day of the calendar month, during the Term of the Lease AS STATED ON THE LEASE SUMMARY SHEET. Tenant shall have a ten (10) day grace period with regard to the payment of rent and any Additional Rent pursuant to this Lease.

Section 3.3.1 ADDITIONAL RENT. All property insurance, and other expenses or sums that Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease, shall be deemed to be additional rent (“Additional Rent”) and, in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of the Fixed Minimum Rent. As used herein, the term “Rent” shall mean the Fixed Minimum Rent and Additional Rent.

Section 3.3.2 PROPERTY INSURANCE. Tenant shall obtain insurance on the Premises as set forth in Article VI and shall include Landlord as an additional insured as appropriate. “Property Insurance” shall mean all premiums and other costs paid by Landlord for insurance on the Premises from time to time, if any, including, but not limited to, property coverage, rental income insurance, malicious mischief and public liability insurance carried by Landlord on the Premises.

Section 3.4 LATE CHARGES. All payments of Rent shall be made by Tenant without notice or demand at the office of Landlord or at such other place as Landlord may from time to time designate in writing, and without set-off, deduction or abatement except as otherwise expressly provided herein. Any payments of Rent not received by Landlord on or before the date when due shall be deemed delinquent. Tenant shall pay to Landlord without demand a late charge equal to one hundred dollars ($100) if any payment is not received by Landlord within ten (10) days after the due date. Tenant acknowledges that such late charge is not a penalty, but is to compensate Landlord for the additional administrative expenses and other expenses incurred by Landlord in handling delinquent payments (which expenses are not readily ascertainable), and is in addition to, not in lieu of, interest on late payments as provided herein and any other remedies that Landlord may have by virtue of Tenant’s failure to make payments when due. Interest on any payment of Rent not received by Landlord on or before the date when due shall accrue from the date when due to and including the date such payment is received by Landlord at the rate of 5 percent (5%) per annum, but in no event in excess of the maximum interest rate permitted under applicable law from time to time (the “Default Rate”).

Section 3.5 UTILITIES. Tenant shall pay all bills and charges for water, gas, electricity, telephone, garbage and trash collection (for trash generated within the Premises), fuel, light, heat and power furnished to or used by Tenant on or about the Premises, and all sewage disposal or sewerage service charges, and any and all assessments or other charges levied on, against or for the Premises. If Tenant does not pay such bills and charges, Landlord may, but shall not be obligated to, pay the same, and such payment shall be Additional Rent payable upon demand by Landlord. In no event shall Landlord be liable for any interruption or cessation in the supply of any such services or utility services not furnished by Landlord to the Premises nor for any interruption or cessation in the supply of any such services or utility services that are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord, or in order to make alterations, maintenance, repairs or improvements. Disruption or cessation of utility service to the Premises shall not be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from fulfillment of any covenant or agreement of this Lease.

Section 3.6 RETURNED CHECK FEE. Any returned check shall result in a $50.00 fee, plus applicable Florida Sales Tax, each and every time returned. Any such additional charges shall be deemed Additional Rent.

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 3.7 REAL ESTATE TAXES and ASSESSMENTS. Tenant shall pay all real estate taxes and assessments becoming due and payable with respect to the Premises during the lease term and any extension thereof, and all taxes or other charges imposed during the lease term or any extension thereof with respect to any business conducted on the Premises by Tenant or any personal property used by Tenant in connection therewith. Taxes, assessments or other charges which Tenant is obligated to pay or cause to be paid hereunder and which relate to any fraction of a tax year at the commencement or termination of this Lease shall be prorated based upon the ration that the number of days in such fractional tax year bears to 365. If at any time during the lease or any extension thereof, the method of taxation prevailing at the commencement of the lease term shall be altered so as to cause the whole or any part of the taxes, assessments, or charges now or hereafter levied, assessed or imposed on real estate and improvement thereon to be levied, assessed or imposed wholly or partially as a capital levy, or otherwise, on the rents received there from, Tenant shall pay and discharge the same with respect to the rents due hereunder. Failure of the Tenant to pay any Real Estate Taxes due on the Premises by March 1 of each year, shall constitute a Default hereunder. Landlord shall have the right to pay such taxes and Tenant shall reimburse Landlord for such sum as Additional Rent, plus an administrative fee of fifteen percent (15%) upon demand.

ARTICLE IV - USE/CONDUCT OF BUSINESS

Section 4.1 USE/CONDUCT OF BUSINESS. (a) Tenant shall use and occupy the Premises for the Permitted Use, as set forth on the Lease Summary Sheet, and shall not use or permit the use of the Premises for any illegal purpose whatsoever. Tenant shall not commit waste on the Premises. Tenant shall comply with all state and local laws, ordinances and regulations, in effect from time to time, including those prohibiting discrimination or segregation by reason of race, color, creed, age, religion, sex or national origin, or any other class of persons protected under the law. (b) Tenant shall not use or permit to be used the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now or hereafter in force or any restrictions or prohibited uses contained in any document of record, permit or license related to the Premises. Tenant shall, at its cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of any board of fire underwriters or other similar bodies relating to or affecting the condition, use or occupancy of the Premises whether now or hereafter in effect.

Section 4.2 USE OF PREMISES. Tenant shall have the exclusive right during the term of this Lease to use the Premises for itself, its employees, agents, customers, invitees and licensees for their intended purpose, subject, however, to all the provisions of this Lease. Tenant shall not allow the accumulation of any garbage and/or refuse to in the Premises.

Section 4.3 EXTERIOR SIGNS. Any and all signs placed on the Premises by Tenant shall be first approved by Landlord in writing and once agreed by Landlord, the Tenant shall maintain and comply with all governmental ordinances, rules and regulations governing installation and maintenance of such signs, and Tenant shall be responsible to Landlord for any damage caused by the installation, use, removal or maintenance of the same or violation of any ordinance, rule or regulation with regard thereto, including complete restoration of the brick storefront, if any. All exterior signs serving the Premises shall be deemed to be part of the land, shall not be removed by Tenant and shall be surrendered to Landlord as part of the Premises at the expiration of this Lease. All signs, awnings, canopies, advertising matter or other thing of any kind shall be removed by Tenant prior to the expiration or termination of this Lease, and upon such removal Tenant shall simultaneously repair all damage incidental to such removal at the Landlord’s option. All exterior signs serving the Premises shall be deemed to be part of the land, shall not be removed by Tenant and shall be surrendered to Landlord as part of the Premises at the expiration of this Lease.

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 4.4 RIGHT OF ENTRY. Landlord or Landlord’s agents shall have the right to enter the Premises at all times to examine the same for compliance with the terms of this Lease, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable or which result from Default. With ten (10) days prior notice to tenant, Landlord shall be allowed to take all material into and upon the Premises that may be required for repairs, alterations, improvements or additions without the same constituting an eviction of Tenant in whole or in part, and the Rent shall in no event abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the expiration of the Lease term (or any extensions thereof) and provided Tenant has not exercised any option to purchase or first option to buy or renew, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices “For Lease or Rent” or “For Sale,” which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary, Landlord or Landlord’s agents may enter the same by a master key, or may, in the event of an emergency, forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease.

Section 4.5 SUBORDINATION/ATTORNMENT/ESTOPPEL. (a) This Lease shall be superior to any ground lease or to the lien of any present or future mortgage, deed of trust or other security instrument (collectively an “encumbrance”) placed by Landlord upon the Premises, irrespective of the time of execution or the time of recording of the encumbrance. (b) If the Premises is encumbered, and the encumbrance, if a ground lease, is terminated or, if a lien, is foreclosed, or if the Premises is sold pursuant to foreclosure or by reason of a default under any encumbrance, the following shall apply notwithstanding the foreclosure, the sale, or the default: (i) Tenant shall not disaffirm this Lease or any of its obligations under this Lease; (ii) at the request of the applicable ground lessor, mortgagee or purchaser at the foreclosure or sale, Tenant shall attorn to the ground lessor, mortgagee or purchaser, and execute a new lease for the Premises setting forth all of the provisions of this Lease, except that the term of the new lease shall be for the balance of the term of this Lease. (c) Within ten (10) days after request therefor by Landlord, or in the event of any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord, Tenant agrees to deliver in recordable form, an estoppel certificate to any proposed ground lessor, mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claims by Tenant), the dates to which Fixed Minimum Rent and other Rent has been paid, and such other matters as may be requested. If Tenant fails to deliver such certificate as required herein, Tenant shall be deemed to have conclusively agreed to and be bound by all matters set forth in the certificate as submitted by the requesting party. (d) Any document to be delivered under this Section may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Premises. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such document for and on behalf of Tenant in the event Tenant fails to execute same within the time provided herein. (e) If in connection with obtaining financing for the Premises, Landlord’s lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially impair the leasehold interest hereby created. (f) Tenant agrees to give any ground lessors or mortgage holders, as to all or a portion of the Premises, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice or assignment of rents and leases, or otherwise) of the addresses of such parties. Tenant agrees not to exercise any remedies available by virtue of a Landlord’s failure to cure a default within thirty (30) days after receipt of notice of default (or such additional time as may be reasonably necessary to cure such default) unless Tenant has also given such parties a reasonable opportunity to cure such default (including but not limited to foreclosure proceedings if necessary to effect such cure).

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 4.6 NO ESTATE IN LAND. This Lease shall only create the relationship of Landlord and Tenant between the parties hereto and the parties state that they have not created and do not intend to create any relationship between them other than as landlord and tenant. Landlord does; however, during the Term or any renewal Term of this Lease grant the Tenant the first right of refusal to purchase the Premises. Tenant must exercise such right by fully executing a contract within 15 calendar days from receipt of any written, bona-fide, third party purchase contract being presented to Tenant by Landlord.

Section 4.7 PARKING. Tenant shall maintain the parking areas for the safety and use of its employees and the general public and shall be fully and solely responsible for those areas.

Section 4.8 HAZARDOUS MATERIALS. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Premises of any substances, materials or wastes subject to regulation under any federal, state or local law from time to time in effect concerning hazardous, toxic or radioactive materials (hereinafter “Hazardous Materials”) unless Tenant shall have received Landlord’s prior written consent, which consent Landlord may withhold or at any time revoke at its sole discretion. If Tenant uses, generates, stores or disposes of any Hazardous Materials in or about the Premises, Tenant shall obtain all necessary permits and comply with all statutes, regulations and rules applicable to such activity. Furthermore, if Tenant should operate a restaurant on the Premises, Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred. Tenant shall indemnify and hold Landlord harmless from and against all liability, cost, claim, penalty, expense and fees (including court costs and attorney’s fees) arising from Tenant’s use, generation, storage, or disposal of Hazardous Materials in or about the Premises. Tenant agrees to be responsible for any/all Environmental clean up from its Use of the Premises, even if Hazardous Waste is found after the expiration of this Lease, which was caused by Tenant or during the sale of the Property/Premises by Landlord during the Term of this Lease.

Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connec6tion with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

Landlord’s Initials: ST / Tenant’s Initials: ST

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If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Premises in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Law). Landlord shall have the right to pay for such clean up and Tenant shall reimburse Landlord for such sum as Additional Rent, plus an administrative fee of fifteen percent (15%) upon demand.

This section 4.8 shall survive the expiration or earlier termination of this Lease.

Section 4.9 QUIET ENJOYMENT. Upon payment by Tenant of the Rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE V - CONDITION OF PREMISES; CONSTRUCTION; REPAIRS

Section 5.1 CONDITION OF PREMISES. Tenant accepts the Premises in “as is, where is” condition after Landlord delivers the Premises to Tenant as described on the Lease Summary Sheet above, permitted, inspected, signed off and agrees the same are suited for the use intended by Tenant, without any warranties whatsoever by Landlord. Tenant shall perform or cause to be performed any Tenant improvements in a good and workmanlike manner, in accordance with all applicable governmental requirements and the plans and specifications therefore.

Section 5.2 REPAIRS BY LANDLORD

Landlord shall not be responsible or liable for damages or repairs of any kind caused by any unlawful or forced entry. Landlord shall not be responsible or liable to Tenant, or those claiming through Tenant, for loss or damage to their person or property resulting from acts or omissions of other persons, tenants or third persons (including the general public, licensees or invitees), or as a result of breakage, leakage or stoppage of water, sewer, gas, electrical cables and wires or other utilities.

Section 5.3 MAINTENANCE AND REPAIRS BY TENANT. (a) Tenant shall, during the term of this Lease, at Tenant’s expense, maintain the Premises and entire Parcel of Land which is owned by Landlord that is being leased hereunder to Tenant in good condition and repair. Tenant’s obligation to repair shall include the obligation to maintain, service and replace, regardless of whether the need for the same is foreseen or unforeseen. Without limiting the generality of the foregoing, Tenant agrees that its obligation to repair, maintain, service and replace shall extend to the entire Premises and Parcel of Land owned by Landlord, whether improved or unimproved.

(b) Landlord may, but shall not be obligated to, make any repairs to be made by Tenant hereunder, if not promptly made by Tenant, and all such payments made by Landlord shall be treated as Additional Rent payable upon demand by Landlord, plus an administrative fee of five percent (5%). Any charges under this section shall be deemed Additional Rent.

(c) Landlord agrees to fully cooperate with Tenant in the procurement of applications, permits and Land Use applications for the Premises. Landlord agrees to review and execute any such governmental and agency applications within 5 business days of presentation by Tenant.

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 5.4 NO LIENS. Landlord’s interest in the Premises shall not be subject to liens for improvements, repairs or alterations made by Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or the present estate, reversion or other interest of Landlord in the Premises, or other improvements thereon as a result of improvements made by Tenant or by reason of any other work done on Tenant’s behalf or any other act or omission of Tenant. All materialmen, contractors, artists, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements made at the request of Tenant. Tenant agrees to provide notice to such effect to any such persons doing work or supplying materials to the Premises. Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to remove such lien or transfer such lien to a bond or such other security, as may be permitted by applicable law, within twenty (20) days of its assertion. In the event Tenant fails to have such lien removed as required hereunder, Landlord shall have the right to pay such lien and Tenant shall reimburse Landlord for such sum as Additional Rent, plus an administrative fee of fifteen percent (15%) upon demand.

Section 5.5 Americans with Disabilities Act. The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Parcel of Land depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel requirements”. The parties agree that: (a) Tenant shall be responsible for ADA Title III compliance for the Premises and Parcel of Land and (b) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises. The parties shall each be solely responsible for requirements under Title I of the ADA relating to their respective employees. In the event Tenant fails to make such ADA improvements as may be required, Landlord shall have the right to pay for such improvements and Tenant shall reimburse Landlord for such sum as Additional Rent, plus an administrative fee of fifteen percent (15%) upon demand.

ARTICLE VI - INSURANCE/INDEMNITY/CASUALTY

Section 6.1 INDEMNITY AND INSURANCE. (a) Tenant agrees to, and hereby does, indemnify and save Landlord harmless from and against any and all claims, actions, damages, liability, costs and expenses (including attorney’s fees and court costs incurred by Landlord) for any injury (including death) to any persons or (after the first two months) any damage to any property arising from, caused by or in connection with (i) any occurrence in, upon or at the Premises; or in any way related to or arising out of Tenant’s use or occupancy of the Premises, or any part thereof; (ii) the negligence, misconduct or any act or omission to act of Tenant, its agents, employees, contractors, subcontractors, subtenants, licensees or concessionaires; or (iii) any breach or default by Tenant in the performance of its obligations under this Lease, or any contract or agreement to which Tenant is a party, or any restriction, law, ordinance, or regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof. In case of any claim, action, suit or proceeding brought against Landlord due to any such occurrence, Tenant will, at Tenant’s expense, defend and resist such claim, action, suit or proceeding, or cause such defense or resistance by counsel reasonably approved by Landlord.

(b)  Tenant shall, at its sole cost, maintain the following insurances at all times during this Lease and at all times when Tenant is in possession of the Premises:

(i)  Comprehensive general liability insurance for all risks related to a business operated by Tenant, with a combined single limit for personal injury, loss of life and property damage of not less than Two Million and No/100 Dollars ($5,000,000), and for injury to or death of one person in any one occurrence in an amount not less than Five Million and No/100 Dollars ($2,000,000) per occurrence, and damage to property in the amount of not less than One Million and No/100 Dollars ($1,000,000), made by, or on behalf of, any person, firm or corporation arising from, related to or connected with the Premises or any act or omission of the Tenant. Said insurance shall comprehend full coverage of Tenant’s obligation to indemnify Landlord under this Lease or otherwise.

Landlord’s Initials: ST / Tenant’s Initials: ST

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(ii)  Fire insurance.

(iii)  Property insurance insuring Tenant’s leasehold improvements, furnishings, personal property, inventory, fixtures and equipment on an “all risk” basis written on a “special form” policy, or the equivalent, against loss by reason of fire, hazard or other casualty, with extended coverage, to the extent of at least eighty percent (80%) of the value thereof.

(iv)  Plate glass insurance on all plate glass for the Premises insuring both Landlord and Tenant against loss or liability arising as a result thereof.

(v)  Workman’s compensation insurance as may be required by applicable law.

(vi)  In the event Tenant is permitted to make any improvements or alterations on the Premises, builders risk insurance written on a completed value (non-reporting) basis.

(c) All insurance required of Tenant hereunder shall be carried with insurance companies and in form reasonably satisfactory to Landlord. Tenant shall deliver to Landlord policies or certificates of all of such insurance, when required hereunder (after the first two months) which shall provide that Landlord will be given not less than thirty (30) days written notice prior to cancellation or expiration of the insurance evidenced thereby. Renewals of all of such insurance shall be delivered to Landlord at least thirty (30) days prior to the expiration date of such insurance.

(d) All insurance required of Tenant hereunder shall be on a non-contributory basis and shall name Landlord, and at Landlord’s option, any mortgage lender on the Premises, as an additional insured or insured mortgagee as the case may be, and the policies shall contain cross liability endorsements. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry such insurance under a blanket policy; provided, however, such insurance by Tenant shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, and Tenant shall reimburse Landlord for the cost thereof as Additional Rent, plus an administrative fee of five percent (5%) upon demand. Landlord may require periodic increases in the amounts of Tenant’s insurance coverage in accordance with sound and prudent business practice. Any charges under this section shall be deemed Additional Rent.

(e)  Tenant acknowledges and agrees that Landlord will not obtain or carry insurance on Tenant’s personal property, fixtures, equipment, inventory or Tenant’s leasehold improvements, and Tenant agrees that Tenant shall be responsible for obtaining and carrying insurance on the foregoing, at its sole cost and expense.

(f)  Anything in this Lease to the contrary notwithstanding, Tenant hereby waives any and all rights of recovery, claim, action or cause of action against the Landlord for any loss or damage that may occur to the Premises or any improvements thereto, the Premises or any personal property of Landlord or Tenant, arising from any cause that (i) would be insured against under the terms of any insurance required to be carried hereunder; or (ii) is insured against under the terms of any insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to evidence compliance with the aforementioned waiver.

Landlord’s Initials: ST / Tenant’s Initials: ST

9

Section 6.2 CASUALTY.

(a) Subject to the other provisions of this Section, in the event the Premises are damaged by fire or other casualty, this Lease shall remain in full force and effect, and Tenant shall forthwith repair the Premises to a state ready for restoration.

(b)  Should it become necessary for the Landlord to make such repairs after a casualty, then the provisions of this Section with respect to repair by Landlord shall be limited to such repair as is necessary to place the Premises in the condition similar to that as of the Commencement Date of the Lease, normal wear and tear excepted, and when placed in such condition the Premises shall be deemed restored and rendered tenantable. Promptly following Landlord’s restoration work Tenant, at Tenant’s expense, shall perform the work required to place the Premises in the condition to operate its business, and Tenant shall also repair or replace its stock in trade, fixtures, personal property, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business. Any such repairs conducted by Landlord shall be considered Additional Rent and Tenant shall reimburse Landlord for such sum as Additional Rent, plus an administrative fee of fifteen percent (15%) upon demand.

(b) Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacement of any improvements, or any other property installed in or located on the Premises by Tenant.

ARTICLE VII - CONDEMNATION

Section 7.1 CONDEMNATION. In the event that all or any part of the Premises is acquired by a public or quasi-public entity through the use of the power of eminent domain or through a sale in lieu thereof, then, in that event, it is understood Tenant hereby waives and forfeits any and all claims in the nature or apportionment of the compensation paid for the property taken (including, but not limited to, land, building, site, improvements, and fixtures) and damages to the property remaining (including, but not limited to, damage to land, building, site improvements, and fixtures). Tenant shall retain its claims solely for business damages, relocation costs and trade fixtures against the condemning authority. Tenant shall not interfere with the aforesaid rights reserved by Landlord, Landlord’s claims, Landlord’s defenses to any taking or Landlord’s ability to settle with a condemning authority.

ARTICLE VIII - ASSIGNMENT/SUBLETTING

Section 8.1 ASSIGNMENT/SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign, transfer, mortgage or encumber this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. A transfer of a majority of the ownership interest or voting control in Tenant whether by a single transfer or in the aggregate by several transfers shall be considered an assignment subject to this Section. Should Landlord consent to any assignment, transfer, mortgage or encumbrance or sublease of this Lease, it shall not constitute a waiver of the rights of Landlord under this Lease. If allowed, any assignee or transferee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease, assignment or transfer by Tenant shall relieve Tenant of any liability hereunder. Any assignment, transfer, mortgage, encumbrance or subletting by Tenant without the prior written consent of Landlord shall be void and shall be deemed a Default. If Landlord consents to a proposed sublease or assignment, Tenant shall submit to Landlord a copy of the unexecuted sublease or assignment, which must provide for the assumption of all of Tenant’s obligations under this Lease. Any sums paid by a sublessee or assignee in excess of the amounts due under this Lease shall be the property of and paid to the Landlord. At any time, Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord.

Landlord’s Initials: ST / Tenant’s Initials: ST

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ARTICLE IX - DEFAULT/REMEDIES/LIABILITY/SURRENDER

Section 9.1 DEFAULT. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed as in this Lease set forth. The following shall each be deemed to be an event of default (each of which is sometimes referred to as a “Default” in this Lease):

(a)  Tenant shall fail to pay when due any Rent or other sums due any other party under the terms and provisions of this Lease.

(b)  Tenant or any other party liable for the obligations of Tenant under this Lease shall have a permanent receiver appointed for such party’s property and such receiver is not removed within thirty (30) days after appointment of such receiver.

(c)  Tenant or any other party liable for the obligations of Tenant under this Lease shall have filed against it any proceedings under any present or future state or federal insolvency or bankruptcy laws or other laws of similar purpose, and such proceeding is not dismissed within thirty (30) days.

(d)  Tenant or any other party liable for the obligations of Tenant under this Lease shall voluntarily commence any debtor relief proceedings under any present or future state or federal insolvency or bankruptcy laws or other laws of similar purpose.

(e)  Tenant or any other party liable for the obligations of Tenant under this Lease shall make an assignment for the benefit of creditors.

(f)  Tenant or any other party liable for the obligations of Tenant under this Lease shall have its property levied upon or attached under process that is not satisfied or dissolved within thirty (30) days after inception of such levy or attachment.

(g)  Tenant shall fail to perform any other covenant, agreement, provision or condition of this Lease, which failure is not cured within thirty (30) days after notice from Landlord; provided, however, if such failure by its nature cannot reasonably be cured within such thirty (30) day period then no Default shall be deemed to exist as long as Tenant commences curing the failure within such thirty (30) day period and thereafter continuously and diligently prosecutes cure to completion.

(h)  The repetition of any failure to observe or perform any of the other covenants, terms or conditions hereof more than three (3) times, in the aggregate, in any period of twelve (12) consecutive months, notwithstanding the cure of such failures within any applicable notice or cure period.

(i)  The actions or activities of the Tenant, its invitees, or other persons on the Premises, including but not limited to prostitution, indecent exposure, illegal drug use or distribution, or other criminal activity, which may jeopardize or risk the permits and licenses related to the Premises. The parties acknowledge that a significant value of the Premises is it permits and licenses, related to the adult entertainment and liquor consumption business. Any actions or activities that jeopardize or risk the continued validity or impair those permits and licenses in any way are a default that will cause significant damage to Landlord and the value of the Premises and shall constitute a default of the Lease.

(j)  Tenant fails to pay Real Estate Taxes on the Premises on or before March 1 of each year during the Term and/or Option Term.

Landlord’s Initials: ST / Tenant’s Initials: ST

11

Section 9.2 REMEDIES FOR DEFAULT. In event of a Default, Landlord at its option may, without further demand or notice, at once, or any time thereafter during continuance of such Default, do one or more of the following:

(a)  Landlord may terminate this Lease by written notice to Tenant. If the Lease is so terminated, the remainder of the amounts owed under the Lease shall be accelerated and Tenant shall be obligated to and shall pay Landlord all Rent that would have been payable by Tenant from the date of termination to the date when this Lease would have expired if it had not so terminated, discounted to present value at the discount rate of the Federal Reserve Bank of Atlanta, Georgia, in effect at the time of termination, plus all costs and expenses incurred by Landlord by reason of such Default, including reasonable attorney’s fees. The Additional Rent after termination shall be an estimate computed by Landlord, taking into consideration the current estimates of such amounts and the average yearly percentage increase of such amounts over the completed portion of the Lease term. Tenant agrees to accept the estimates prepared by Landlord for the purpose of computing the amounts owed Landlord following termination of the Lease. No termination of this Lease prior to the scheduled expiration thereof shall affect Landlord’s right to collect Rent or Landlord’s costs and expenses incurred by reason of such Default, including reasonable attorney’s fees, for the period prior to the termination thereof.

(b)  Landlord, as Tenant’s agent, without terminating this Lease, may enter upon, retake and relet the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations, for any term Landlord deems appropriate, and Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, reasonable attorneys’ fees, brokers’ commissions, expenses of remodeling the Premises and like costs. In addition, Landlord shall have the right to have a receiver appointed to collect Rent and conduct Tenant’s business. Tenant shall be liable to Landlord for the deficiency, if any, between all Rent due hereunder and the rent received by Landlord as a result of such reletting or receivership (after first deducting from the rents received from such reletting or receivership the costs incurred by Landlord in connection with such entry, retaking, reletting or receivership). No act by Landlord with respect to the Premises shall terminate this Lease, including but not limited to acceptance of the keys, institution of an action for detainer or other dispossessory proceedings; it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any reletting of the Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant.

(c)  In addition to all other remedies available to Landlord under this Lease, Landlord may, at Landlord’s option, upon Default, pay any sum of money on behalf of Tenant that Tenant has failed to pay in accordance with the terms hereof, or perform on behalf of Tenant any covenant or obligation of Tenant that Tenant has failed duly to keep, observe and perform, and all sums so paid by Landlord and all costs incurred by Landlord in connection with such performance shall become Additional Rent payable hereunder, and shall be repaid by Tenant to Landlord upon demand, together with interest thereon at the Default Rate.

(d)  Tenant hereby expressly waives any and all rights of redemption and exemption, including homestead, granted by or under any present or future laws, including constitutions, in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or obligations of this Lease, or otherwise.

Landlord’s Initials: ST / Tenant’s Initials: ST

12

(e)  No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed or held to be a waiver of any other breach nor waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. Neither the rights herein given to receive, collect, sue for, or distrain for any Rent or to enforce the terms, provisions and conditions of this Lease or to prevent the breach of any other right or remedy hereunder or otherwise granted or arising shall in any way affect, impair, or toll the right or power of Landlord to declare the term herein granted ended and to terminate this Lease as otherwise herein provided. No failure of Landlord to insist upon strict compliance by Tenant with the terms and provisions of this Lease, and no custom or practice of the parties at variance with the terms and provisions hereunder, shall constitute a waiver of Landlord’s rights to demand strict compliance by Tenant with the terms and provisions hereof.

(f)  If any Rent is collected by or through an attorney at law or upon advice therefrom, or if Landlord retains an attorney at law in connection with enforcement by Landlord of any covenant or obligation of Tenant or of any right or remedy of Landlord hereunder via written action in a court of law, Tenant agrees to pay the reasonable attorney’s fees and costs incurred by Landlord, including all appeals.

(g)  A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, sub tenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same.

(h)  All demands for Rent and all other demands, notices and entries, whether provided for under statute, common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant.

Landlord’s Initials: ST / Tenant’s Initials: ST

13

(i)  In order to secure payment of all Rent becoming due hereunder from Tenant, and to secure payment of any damages or loss that Landlord may suffer by reason of the breach of Tenant of any covenant, or condition contained herein, Tenant hereby grants Landlord a security interest upon all goods, wares, equipment, fixtures (including trade fixtures), furniture, improvements, and other personal property of Tenant presently or hereafter situated in the Premises (the “Collateral”), and all proceeds from the sale or lease thereof, and such property shall not be removed from the Premises without the consent of Landlord, except in the ordinary course of business, until Tenant has paid all arrearages in Rent hereunder and complied with all the agreements and conditions hereof. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state of Florida, in which the Premises are located. If a Default occurs, Landlord may, in addition to all other remedies provided herein or by law, enter upon the Premises and take possession of any and all of the Collateral and sell the Collateral pursuant to the Uniform Commercial Code provisions of the state in which the Premises are located. Commercially reasonable notice shall be deemed to be at least ten (10) days’ notice prior to any foreclosure sale of the Collateral. The Collateral shall be sold on the Premises or at such other location as may be selected by Landlord in Landlord’s sole discretion. Landlord or its assigns may purchase at a public sale, and unless prohibited by law, at a private sale. The proceeds from any disposition pursuant to this subsection, less all expenses connected with the taking of possession and foreclosure, including reasonable attorney’s fees and legal expenses, shall be applied as a credit against Tenant’s indebtedness to Landlord. Any surplus shall be paid to Tenant or as otherwise required by law. Upon the request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest granted herein. If Tenant refuses to do so after request from Landlord, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact for such purpose, such power being irrevocable and coupled with an interest. This lien shall be subordinate to any lien of a financial institution with a perfected first priority purchase money security interest. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary hereto.

(j)  Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate Landlord’s damages except to the extent required by applicable Law. If Landlord has not terminated this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required by applicable Law to mitigate damages under this Lease: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Property before reletting all or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Property at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages.

(k)  Landlord may demand that all payments made after Default be made by cash, money order, certified or cashier’s check, or other similar instrument.

Section 9.3 LIABILITY OF LANDLORD. (a) Notwithstanding anything elsewhere in this Lease to the contrary, the term “Landlord” as used in this Lease means, with regard to the obligations and liabilities of Landlord hereunder, only the owner from time to time of the real property and Parcel of Land of which the Premises are a part, and upon the sale of said real property, Landlord and each successive owner shall be relieved of all liability hereunder except for liability which arose or accrued while such owner was Landlord. Landlord and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership, shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the owner in the Premises at the time of the breach or default (or if the interest of Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for the satisfaction of any claims of Tenant. Such exculpation of liability shall be absolute and without any exception whatsoever. Notwithstanding the foregoing, in the event of failure by Landlord to give any consent, as provided in this Lease, Tenant’s sole remedy shall be an action for specific performance at law, but in no event shall Landlord be responsible in monetary damages for failure to give such consent. Except as provided in the immediately preceding sentence, Tenant hereby waives, to the extent waivable under law, any right to specific performance in the event of Landlord’s default referred to herein, and Tenant expressly agrees that, Tenant’s remedy shall be limited to the monetary damages as permitted by this Section.

(b) Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through Act of God or other cause beyond the control of Landlord. Landlord shall not be responsible or liable for any such delays and the doing or performing of any such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equal to the period of such delay.

Landlord’s Initials: ST / Tenant’s Initials: ST

14

Section 9.4 SURRENDER OF PREMISES. (a) Tenant may (if not in Default) prior to the expiration of this Lease or any extension thereof, remove all personal property, trade fixtures and equipment which Tenant has placed in the Premises, provided Tenant simultaneously repairs all damage to the Premises caused by such removal. If Tenant is in Default at the time of any termination of this Lease, Tenant shall not be entitled to remove any of such personal property, trade fixtures, or equipment, and Landlord shall have all rights therein as are then available to Landlord by law. Notwithstanding the foregoing, Tenant shall not be permitted to remove any other alterations, additions or improvements to the Premises without Landlord’s consent, including but not limited to wall coverings, floor coverings, fixtures (other than trade fixtures). Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s option, restore the Premises to its condition upon delivery of the Premises by Landlord to Tenant.

(b) Upon the expiration or earlier termination of this Lease or the reentry by Landlord of the Premises following Default, Tenant shall at once surrender possession of the Premises to Landlord in the same condition as the Premises were at the date Tenant opened the Premises to the public, reasonable wear and tear excepted, shall surrender all keys for the Premises to Landlord, and shall remove all Tenant’s effects therefrom subject to and as provided in subsection (a). Should any property of Tenant remain in or about the Premises following such expiration or termination (or upon reentry by Landlord following Default), then such property shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall have the right, at the expense of Tenant, to dispose of said property without liability for damages or otherwise. Any proceeds from such disposition may be applied by Landlord to the expense of removal, storage or sale and to any amounts due under this Lease, with the balance to be retained by Landlord.

ARTICLE X - NOTICES

Section 10.1 NOTICES. Any notice required or permitted to be given hereunder shall be deemed sufficient if in writing and sent by United States registered or certified mail, postage prepaid, nationally recognized overnight courier, hand-delivery or telecopy followed by another copy sent in one of the preceding fashions to the party being given notice, at the addresses set forth on the Lease Summary Sheet. Either party hereto may change its address for notices or may designate other or additional persons to receive such notices by giving the other party notice of such change. Notice given as herein above provided shall be deemed received by the party to whom it is addressed on the third day after the day on which said notice, properly addressed and bearing sufficient postage, is deposited in the United States mail, the day after deposit with an overnight courier, or when hand delivered or telecopied to such party at the address set forth herein. Tenant hereby appoints as Tenant’s agent to receive service of all dispossessory or other legal proceedings and notices hereunder the person in charge of the Premises or occupying the Premises at the time of delivery or service of such proceedings and notices; and if no person is in charge of or occupying the Premises at such time, then such service or notice may be made by attaching the same on the main entrance to the Premises.

ARTICLE XI - MISCELLANEOUS

Section 11.1 DEFINITIONS. The term “Landlord” as used in this Lease shall include the party signing this Lease as Landlord and its assigns and successors in title to the Premises. The term “Tenant” shall include the party signing this Lease as Tenant and his or its heirs, executors, administrators, legal representatives, successors, and, if this Lease shall be validly assigned or if the Premises should be sublet, shall also include Tenant’s assignees or sublessees, as to the Premises covered by such assignment or sublease. “Landlord” and “Tenant” shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

Landlord’s Initials: ST / Tenant’s Initials: ST

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Section 11.2 CAPTIONS. The marginal captions in this Lease are for convenience of reference only and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms of this Lease.

Section 11.3 RECORDING OF LEASE. This Lease shall not be recorded without the prior written consent of Landlord, but a short form memorandum hereof may be recorded at the expense of the requesting party setting forth the parties to the Lease, the description of the Premises, the Commencement Date and termination date of the Lease and such other information as may be necessary for the recording of a short form lease. Neither party shall set forth in such short form lease the amount of rental to be paid by Tenant to Landlord. At such time as this Lease terminates or expires for any reason, Tenant agrees to execute such instruments as necessary to release any short form lease of record. If Tenant refuses to do so after request from Landlord, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact for such purpose, such power being irrevocable and coupled with an interest.

Section 11.4 TIME. Time is of the essence of this Lease. All time periods are calendar days unless noted otherwise.

Section 11.5 SEVERABILITY. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby; and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 11.6 COMPLETE AGREEMENT. This Lease and the exhibits attached hereto set forth all the terms, conditions, provisions and agreements between Landlord and Tenant concerning the Premises, and there are no promises, agreements or undertakings, either oral or written, between the parties concerning the Premises other than as set forth herein. No amendment, modification or addition to this Lease shall be binding upon the parties unless in writing and executed by the parties.

Section 11.7 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida with Venue proper in all State and Federal Courts located in Broward County.

Section 11.8 DISCRETION. Any reference in the Lease concerning Landlord’s discretion shall mean Landlord’s absolute and sole discretion, unless otherwise defined in that section.

Section 11.9 NO BROKERS. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with Landlord’s broker, if any, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent, other than Landlord’s broker, if any, with respect to the negotiation or execution of this Lease.

Section 11.10 AUTHORIZED PERSONS. Each individual executing this Lease on behalf of Tenant represents and warrants that such individual has been duly authorized by Tenant to do so. Tenant agrees to provide Landlord with all documentation requested by Landlord in order to satisfy Landlord that Tenant is a duly organized entity, with the power and authority to enter into this Lease, and the financial ability to meet its obligations hereunder.

Section 11.11 COUNTERPARTS. This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Lease may be electronically signed by either of the parties. This Lease shall not be deemed fully executed until a fully executed document has been delivered to Tenant.

Section 11.12 WAIVER OF JURY TRIAL. TENANT INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY.

Section 11.13 RADON DISCLOSURE. Landlord makes the following disclosure pursuant to Florida Law:

Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Landlord’s Initials: ST / Tenant’s Initials: ST

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IN WITNESS WHEREOF, the parties have hereunto set their hands or caused this instrument to be executed, by and through their duly authorized officers, officials or representatives, as of the day and year shown below.

LANDLORD:

ST RXR Investments, LLC

/s/ Samer Tawfik	Witness: ____________________
By: Samer Tawfik	Witness: ____________________
Title: Manager

Dated: 3/1/18

TENANT:

LMP MOTORS.COM, LLC

/s/ Samer Tawfik	Witness: ____________________
By: Samer Tawfik	Witness: ____________________
Title: Manager

Dated: 3/1/18

Landlord’s Initials: ST / Tenant’s Initials: ST

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